EXHIBIT 99.1

CHESAPEAKE’S OUTLOOK AS OF DECEMBER 6, 2005

Quarter Ending December 31, 2005; Year Ending December 31, 2005; Year Ending December 31, 2006; Year Ending December 31, 2007.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of December 6, 2005, we are using the following key assumptions in our projections for the fourth quarter of 2005, the full-year 2005, the full-year 2006 and the full-year 2007.

The primary changes from our October 31, 2005 Outlook are in italicized bold in the table and are explained as follows:

1)	We have updated the projected effect of changes in our hedging positions since our October 31, 2005 Outlook.
2)	We have updated our expectations for future NYMEX oil and gas prices based on current market conditions in order to illustrate hedging effects only.
3)	We have included the effects of the financings completed in November 2005 as well as conversions of preferred stock to common stock since September 30, 2005.

	Quarter Ending 12/31/2005	Year Ending 12/31/2005	Year Ending 12/31/2006	Year Ending 12/31/2007
Estimated Production:
Oil – Mbo	1,950	7,650	7,700	7,750
Gas – Bcf	112-114	416 – 419	512 – 522	553-563
Gas Equivalent – Bcfe	124 – 126	462 – 465	558 – 568	599-609
Daily gas equivalent midpoint –in Mmcfe	1,359	1,270	1,543	1,655
NYMEX Prices (for calculation of realized hedging effects only):
Oil - $/Bo	$60.20	$56.60	$50.00	$50.00
Gas - $/Mcf	$13.00	$8.64	$7.00	$7.00
Estimated Differentials to NYMEX Prices:
Oil - $/Bo	6-8%	6-8%	6-8%	6-8%
Gas - $/Mcf	10-15%	8-12%	8-12%	8-12%
Estimated Realized Hedging Effects (based on expected NYMEX prices above):
Oil - $/Bo	- $2.85	-$4.31	$4.94	$0.35
Gas - $/Mcf	- $2.59	- $0.66	$1.53	$0.57
Operating Costs per Mcfe of Projected Production:
Production expense	$0.70 – 0.74	$0.68 – 0.72	$0.77 – 0.82	$0.80-0.85
Production taxes (generally 6.5% of O&G revenues) (a)	$0.60 – 0.64	$0.45 – 0.50	$0.40 – 0.45	$0.40-0.45
General and administrative	$0.10 – 0.12	$0.10 – 0.12	$0.11 – 0.13	$0.11-0.13
Stock-based compensation (non-cash)	$0.03 – 0.05	$0.03 – 0.05	$0.08 – 0.10	$0.10-0.12
DD&A – oil and gas	$2.05 – 2.10	$1.85 – 1.95	$2.15 – 2.20	$2.25-2.30
Depreciation of other assets	$0.10 – 0.12	$0.09 – 0.11	$0.10 – 0.12	$0.11-0.13
Interest expense(b)	$0.48 – 0.52	$0.45 – 0.49	$0.48 – 0.53	$0.50-0.55
Other Income and Expense per Mcfe:
Marketing and other income	$0.02 – 0.04	$0.02 – 0.04	$0.02 – 0.04	$0.02-0.04

Book Tax Rate (≈ 95% deferred)	36.5%	36.5%	36.5%	36.5%
Equivalent Shares Outstanding:
Basic	346 mm	322 mm	361 mm	365 mm
Diluted	406 mm	375 mm	427 mm	431 mm
Capital Expenditures:
Drilling, leasehold and seismic	$575 - 625 mm	$2,000 - 2,200 mm	$2,700 – 2,900 mm	$3,100-3,300 mm

(a)

Severance tax per mcfe is based on NYMEX prices of $60.00 per bo and natural gas prices ranging from $9.00 to $11.30 per mcf during Q4 2005, $60.00 per bo and natural gas prices ranging from $7.25 to $12.50 per mcf during calendar 2005, $50.00 per bo and $6.75 to $7.60 per mcf during calendar 2006 and 2007.

(b)	Does not include gains or losses on interest rate derivatives (SFAS 133).

Commodity Hedging Activities

The company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i)

For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

(ii)

For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.

(iii)

Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake’s hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

We have not reflected any of the derivative positions acquired from CNR in the following tables. We have recorded such positions at fair value in the purchase price allocation as a liability on the date of acquisition. Changes in fair value subsequent to the acquisition date for the derivative positions assumed will result in adjustments to our oil and gas revenues only upon cash settlement and only to the extent the cash settlement differs from the original liability recorded.

The company currently has in place the following natural gas swaps:

					% Hedged
	Open Swaps in Bcf’s	Avg. NYMEX Strike Price Of Open Swaps	Gain (Loss) from Locked Swaps	Avg. NYMEX Price Including Open & Locked Positions	Assuming Gas Production in Bcf’s of:	Open Swap Positions as a % of Estimated Total Gas Production
2005:
Q4 2005(1)	86.9	$8.46	-$0.13	$8.33	113.0	77%

2006:
Q1	84.0	$10.45	-$0.10	$10.35	122.0	69%
Q2	65.5	$8.55	-$0.09	$8.46	127.0	52%
Q3	66.6	$8.54	-$0.08	$8.46	132.0	50%
Q4	55.9	$8.77	-$0.09	$8.68	136.0	41%
Total 2006(1)	271.6	$9.18	-$0.09	$9.09	517.0	53%

Total 2007	71.0	$9.61	-$0.17	$9.44	558.0	13%

Total 2008	37.5	$8.56	-	$8.56	585.0	6%

(1)	Certain hedging arrangements include swaps with knockout prices ranging from $3.75 to $5.50 covering 20.1 bcf in 2005 and $3.75 to $5.50 covering 43.0 bcf in 2006.

Note: Not shown above are collars covering 1.4 bcf of production in 2005 at a weighted average floor and ceiling of $3.49 and $5.27 and 0.2 bcf of production in 2006 at a weighted average floor and ceiling of $6.00 and $9.70 and call options covering 1.8 bcf of production in 2005 at a weighted average price of $5.86, 7.3 bcf of production in 2006 at a weighted average price of $12.50, 7.3 bcf of production in 2007 at a weighted average price of $12.50 and 7.3 bcf of production in 2008 at a weighed average price of $12.50.

The company has also entered into the following natural gas basis protection swaps:

	Volume in Bcf’s	NYMEX less*:	Assuming Gas Production in Bcf’s of:	% Hedged
4th Quarter 2005	49.4	$0.27	113	44%
2006	130.1	0.32	517	25%
2007	137.2	0.33	558	25%
2008	118.6	0.27	585	20%
2009	86.6	0.29	615	14%
	521.9	$0.30	2,388	22%

* weighted average

The company has entered into the following crude oil hedging arrangements:

			% Hedged
	Open Swaps in mbo’s	Avg. NYMEX Strike Price	Assuming Oil Production in mbo’s of:	Open Swap Positions as % of Total Estimated Production

2005:
Q4 2005(1)	1,073.5	$54.97	1,950.0	55%
2006:
Q1	1,035.0	$59.71	1,900.0	54%
Q2	1,016.5	$59.60	1,920.0	53%
Q3	966.0	$59.83	1,940.0	50%
Q4	920.0	$59.45	1,940.0	47%
Total 2006(1)	3,937.5	$59.65	7,700.0	51%
Total 2007	635.0	$54.29	7,750.0	8%

(1)	Certain hedging arrangements include swaps with knockout prices ranging from $26.00 to $42.00 covering 276 mbo in 2005 and $40.00 to $42.00 covering 501.5 mbo in 2006.